As filed with the Securities and Exchange Commission on April 14, 2022

Registration No. 333-260338

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

FORM F-1

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

NeuroSense Therapeutics Ltd.

(Exact Name of Registrant as Specified in its Charter)

State of Israel	2834	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

NeuroSense Therapeutics Ltd.
11 HaMenofim Street, Building B

Herzliya 4672562 Israel

+972-9-799-6183

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian K. Rosenzweig Sarah C. Griffiths Covington & Burling LLP The New York Times Building 620 Eighth Avenue New York, New York 10018 (212) 841-1000	Hili Cohen Perry Wildes Gross & Co. One Azrieli Center Tel Aviv 6701101, Israel +972 (3) 607-4444

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-260338

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

This post-effective amendment shall become effective immediately upon filing with the Securities and Exchange Commission in accordance with Rule 462(d) under the Securities Act.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to the registration statement on Form F-1 (File No. 333-260338) (the “Registration Statement”) filed by NeuroSense Therapeutics Ltd. is being filed pursuant to the undertakings in Item 9 in such Form F-1 to file a post-effective amendment in relation thereto.

This Amendment is being filed as an exhibit-only filing solely to file a consent of Somekh Chaikin, Member Firm of KPMG International, with respect to its report dated April 14, 2022 relating to the financial statements of NeuroSense Therapeutics Ltd. contained in its Annual Report on Form 20-F for the year ended December 31, 2021 and included in the Prospectus Supplement No. 1 dated April 14, 2022 filed pursuant to Rule 424(b)(3), filed herewith as Exhibit 23.1 (the “Consent”). Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 8 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the Consent. The prospectus and the balance of Part II of the Registration Statement are unchanged hereby and have been omitted.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Exhibits and Financial Statements.

(a) Exhibits

Exhibit Number	Description
23.1*	Consent of Somekh Chaikin, Member Firm of KPMG International

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Herzliya Pituach, Israel, on the 14th of April, 2022.

NeuroSense Therapeutics Ltd.

By:	/s/ Alon Ben-Noon
Name:	Alon Ben-Noon
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE

/s/ Alon Ben-Noon	Chief Executive Officer and Director	April 14, 2022
Alon Ben-Noon	(Principal Executive Officer)

/s/ Or Eisenberg	Chief Financial Officer	April 14, 2022
Or Eisenberg	(Principal Financial Officer and Principal Accounting Officer)

/s/ Mark Leuchtenberger	Chair of the Board of Directors	April 14, 2022
Mark Leuchtenberger

/s/ Cary Claiborne	Director	April 14, 2022
Cary Claiborne

/s/ Christine Pellizzari	Director	April 14, 2022
Christine Pellizzari

/s/ Caren Deadorf	Director	April 14, 2022
Caren Deadorf

/s/ Revital Mandil-Levin	Director	April 14, 2022
Revital Mandil-Levin

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of NeuroSense Therapeutics Ltd. has signed this registration statement in the City of New York, State of New York, on the 14th day of April, 2022.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

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